Acura Pharmaceuticals Provides an Update on Impede™ Technology

Palatine, IL - (October 19, 2011) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company innovating abuse deterrent drugs, today announced results of an evaluation of NEXAFED™, a pseudoephedrine tablet formulation utilizing Acura’s IMPEDE Technology. The test was designed to determine whether it is possible to extract the pseudoephedrine from NEXAFED and convert it into the street drug methamphetamine. The test was performed by scientists working with a law enforcement agency.

The testing demonstrated that the IMPEDE technology blocked the extraction of pseudoephedrine in several tests that were conducted under various conditions.  In one test method, however, an unknown amount of methamphetamine, with unknown purity, was produced.  Acura is consulting with the agency on this initial outcome, and will perform its own tests to better understand this finding. As a result, Acura will delay its commercialization activities on NEXAFED pending these tests.

“NEXAFED has the potential to help address the widespread problem of illicit methamphetamine conversion and abuse,” said Albert W. Brzeczko, Ph.D., Acura’s Vice President of Technical affairs.  “We thank the law enforcement agency for their help, and look forward to continuing our work together in the evaluation of this important product.”

NEXAFED was previously evaluated by Covance, a leading clinical research organization.  Those evaluations demonstrated that NEXAFED disrupted the conversion of pseudoephedrine HCI to methamphetamine using what are believed to be the three most common extraction methods used by makers of illicit methamphetamine by blocking the isolation of pseudoephedrine from the tablets.  In each of the three methods evaluated by Covance, no measureable quantity of pseudoephedrine could be extracted from NEXAFED. As a control, Covance also tested Johnson & Johnson’s Sudafed® product, a popular nasal decongestant, which resulted in high levels of recovered pseudoephedrine for each extraction method (97%, 89% and 79%).

The methamphetamine conversion method used by the law enforcement agency that yielded methamphetamine from NEXAFED was similar to one previously tested by Covance but used different processing steps and ingredients than those used by Covance.

US Government statistics estimate 1.1 million Americans abuse methamphetamine annually.  While some illegal methamphetamine is imported from foreign sources, domestic clandestine laboratories often make methamphetamine from cold and allergy products containing pseudoephedrine hydrochloride available from pharmacies.  Acura is developing the IMPEDE Technology in an effort to disrupt the production of methamphetamine using three common production techniques, although the specific recipe for these methods may vary.

About Acura Pharmaceuticals
Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION and IMPEDE technologies. In June 2011, the U.S. Food and Drug Administration approved the first product incorporating the AVERSION technology. The Company has a development pipeline of additional AVERSION technology products including other opioids, stimulants and benzodiazepines and its IMPEDE technology for pseudoephedrine hydrochloride products.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, our and our licensee’s ability to successfully launch and commercialize our products and technologies including Oxecta™ Tablets and Nexafed™ Tablets, the ability of us or our licensee’s to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of any products, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our other product candidates, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration’s, or FDA, requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date , the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet OTC Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings, and whether our Impede technology will disrupt the conversion of pseudoephedrine to methamphetamine.  In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our 2010 Annual Report on Form 10-K and our Quarter Report on Form 10-Q for the quarter ended June 30, 2011, each as filed with the Securities and Exchange Commission.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:
Stephanie Marks for Acura Investor Relations
smarks@lazarpartners.com
212-843-0211

Rachel Kessler for Acura Media Relations
rkessler@lazarpartners.com
917-660-0608